Exhibit 10.1

Execution Copy

DATED 22 DECEMBER, 2024

(1) DONGYING WANG

(2) ZHUHAI SEINE TECHNOLOGY CO., LTD.

AND

(3) XEROX CORPORATION

IRREVOCABLE UNDERTAKING

THIS IRREVOCABLE UNDERTAKING (this “Undertaking”) is made on 22 December 2024

BY:

(1)	Dongying Wang, a natural person and whose domicile is at No. 288 Renmin West Road, Renmin West Road, Xiangzhou District, Zhuhai City, Guangdong Province, P.R. China (the “Individual Obligor”)

and

(2)

Zhuhai Seine Technology Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China and whose registered office is at No. 128, Xingsheng 1st Road, Hengqin New District, Zhuhai City, Guangdong Province, P.r. China (the “Corporate Obligor” and, together with the Individual Obligor, collectively, the “Obligors”)

TO:

(3)	Xerox Corporation, a Delaware corporation and whose registered office is at c/o Corporation Service Company, 80 State Street, Albany, New York, United States 12207 (“Buyer”)

and in favor of Buyer (Buyer and the Obligors, together, the “Parties” and each a “Party”).

WHEREAS:

(A)

Ninestar Corporation (“ParentCo”) is a corporation incorporated under the laws of the People’s Republic of China and listed on the Shenzhen Stock Exchange (the “Stock Exchange”) with stock code: 002180, whose registered office is at No. 3883, Zhuhai Avenue, Xiangzhou District, Zhuhai City, Guangdong Province, P.R. China.

(B)

The Obligors and the connected shareholders (“Connected Shareholders”) are the respective beneficial owners and have sole voting power, as of the date hereof, of the shares of ParentCo (and any securities convertible into, exercisable or exchangeable for shares of ParentCo, or rights to purchase or acquire shares of ParentCo) set out opposite their names in Appendix 1 to this Undertaking (the “Existing Shares” and, such Existing Shares, together with any additional outstanding shares of ParentCo beneficially owned or acquired by the Obligors and Connected Shareholders on or after the date hereof, the “Relevant Shares”).

(C)

ParentCo is a majority shareholder of Ninestar Holdings Company Limited, an exempted company incorporated in the Cayman Islands and whose registered office is at the offices of Maples Corporate Services Limited, PO Box 309 Upland House, Grand Cayman, KY1-1104, Cayman Islands (“TopCo”).

(D)

TopCo owns one hundred percent (100%) of the outstanding equity interests of Ninestar Group Company Limited, an exempted limited liability company organized under the Laws of the Cayman Islands (“Seller”).

(E)

Seller owns one hundred percent (100%) of the outstanding equity interests of Lexmark International II, LLC, a Delaware limited liability company and whose registered office is at c/o the Corporate Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (the “Company” and such equity interests, the “Company Interests”).

(F)

It is a condition to the completion of the transactions contemplated by that certain Equity Purchase Agreement, dated as of the date hereof, by and among Buyer, Seller and the Company (the “Purchase Agreement” and such transactions contemplated thereby, the “Transactions”) that the Ninestar Shareholder Approval is obtained.

(G)

Upon the terms and subject to the conditions contained in this Undertaking, the Obligors irrevocably undertake, and will cause the Connected Shareholders, to exercise all voting rights attached to the Relevant Shares at the Ninestar Shareholder Meeting in favor of any resolutions necessary to seek or obtain the Ninestar Shareholder Approval and against any resolutions that would be reasonably be expected to prevent or otherwise materially delay, impede or impair the obtaining of the Ninestar Shareholder Approval.

(H)

This Undertaking also sets out the terms and conditions to (i) the exercise of voting rights attached to the Relevant Shares by the Obligors and Connected Shareholders at the Ninestar Shareholder Meeting, (ii) certain restrictions of the Obligors with respect to disposal of their respective Relevant Shares, and (iii) the restriction on the Obligors from soliciting interest or any other offer in respect of the Company Interests.

(I)	Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

1.	REPRESENTATIONS OF THE OBLIGORS

1.1	Each Obligor, severally and not jointly, hereby represents and warrants to Buyer that:

1.1.1.

Such Obligor is the beneficial owner of the Existing Shares set out opposite such Obligor’s name in Appendix 1 to this Undertaking, such Obligor has full voting power, and full power of disposition, in each case over all of such Existing Shares and the descriptions in Appendix 1 to this Undertaking are true and accurate. Other than disclosed in Appendix 1,the Existing Shares are free and clear of all encumbrances and any other third party rights other than restrictions on transfer imposed under applicable securities Laws.

1.1.2.

Other than the Existing Shares, such Obligor does not have any ownership interest in or other right to control any other securities (including shares, any convertible securities, warrants, options or derivatives in respect of shares, together the “Securities”) of ParentCo and does not have any rights to subscribe for, purchase or otherwise acquire the Securities of ParentCo as of the date hereof. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which such Obligor or, to Obligors’ knowledge, any Connected Shareholder is a party obligating any of them to transfer or cause to be transferred to any Person any of the Relevant Shares. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Relevant Shares.

1.1.3.	Each of the Obligors that is not a natural person is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation.

1.1.4.

Such Obligor has the requisite power and authority to enter into, deliver, and to perform its obligations under, this Undertaking and any other documents to be executed by it pursuant to or in connection with this Undertaking.

1.1.5.

This Undertaking has been duly and validly executed and delivered by such Obligor and the execution, delivery and performance of this Undertaking by such Obligor have been duly authorized by all necessary corporate or similar action on the part of such Obligor and no other corporate or similar actions or proceedings on the part of such Obligor are necessary to authorize this Undertaking or to perform the obligations of such Obligor hereunder.

1.1.6.

The execution and delivery by such Obligor of this Undertaking does not, and the performance of such Obligor’s obligations hereunder will not, violate any Law, result in a lien on any of the Existing Shares or require such Obligor to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Entity, except such filings and authorizations as may be required under the rules of SZSE or where the failure to obtain any such consents, approvals, authorizations or permits or to make such filings or notifications would not prevent or materially delay the performance by such Obligor of his or its obligations under this Undertaking.

1.1.7.

As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against such Obligor or, to the knowledge of such Obligor, any other Person, or, to the knowledge of such Obligor, threatened against such Obligor or any other Person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by such Obligor of his or its obligations under this Undertaking.

1.1.8.

None of the Relevant Shares are or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Undertaking. None of the Relevant Shares are subject to any pledge agreement pursuant to which such Obligor does not retain sole and exclusive voting rights with respect to such Person’s Relevant Shares.

1.1.9.

Except as set forth in Section 11.2(d) of the Purchase Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer in respect of this Undertaking or the Purchase Agreement based upon any arrangement or agreement made by or on behalf of the Obligor.

2.	UNDERTAKINGS OF THE OBLIGOR

Voting

2.1

From the date of this Undertaking until the Termination Date, each Obligor irrevocably and unconditionally agrees that it shall, and shall cause the Connected Shareholders to, at any meeting of the stockholders of ParentCo (the “Meeting”), however called, appear at such Meeting or otherwise cause the Relevant Shares entitled to vote to be counted as present thereat and vote (or consent), or cause to be voted (in person or by proxy) at such Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Relevant Shares entitled to vote:

2.1.1.

in favor of (i) approval of the Purchase Agreement and the Transactions, and (ii) any other matter or action in furtherance of the foregoing or necessary to seek the obtaining of the Ninestar Shareholder Approval. and

2.1.2.

against (i) any agreement, action, proposal or transaction made in opposition to approval of the Purchase Agreement or in competition or inconsistent with the Transactions, including an Acquisition Proposal; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Obligor contained in this Undertaking or, to Obligors’ knowledge, the Company or any of its Subsidiaries contained in the Purchase Agreement; (iii) any action or agreement that would reasonably be expected to result in (A) the condition set forth in Section 9.1(c) of the Purchase Agreement, not being fulfilled or (B) any change to the voting rights of any class of shares of ParentCo to the extent related to the Ninestar Shareholder Approval; and (iv) any other action that would reasonably be expected to prevent the consummation of the transactions contemplated by the Purchase Agreement. Any attempt by the Obligors to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Relevant Shares in contravention of this Section 2.1 shall be null and void ab initio.

Disposal; Encumbrances; No Solicitation.

2.2	Each Obligor irrevocably undertakes to Buyer that between the date hereof and the Termination Date it will not, and will cause the Connected Shareholders not to:

2.2.1.

directly or indirectly, sell, transfer, assign charge, encumber, convey, gift, pledge, grant any option over (or cause the same to be done) or otherwise dispose of any interest in any Relevant Shares (each, a “Transfer”) and any Transfer or attempted Transfer of any Relevant Shares in violation of this Section 2.2.1 shall, to the fullest extent permitted by applicable Law, be null and void ab initio;

2.2.2.

deposit the Relevant Shares, or any portion thereof, into a voting trust or enter into a voting agreement or arrangement with respect to such Relevant Shares or grant any proxy or power of attorney with respect thereto and any such deposit, entrance or grant in violation of this Section 2.2.2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio;

2.2.3.

take any action or enter into any agreement or arrangement (whether legally binding or not, or whether subject to any condition or whether becoming effective upon lapse or withdrawal of the Transactions) or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise, which would or might impede or otherwise preclude the performance of the terms of this Undertaking;

2.2.4.	knowingly encourage, solicit, initiate or knowingly facilitate inquiries regarding an Acquisition Proposal in respect of the Company Interests;

2.2.5.

enter into, continue or have any further discussions with, or provide information to, or enter into an agreement with, any Person concerning, or that could reasonably be expected to lead to, a possible Acquisition Proposal or accept any other offer or cause Seller to accept any offer in respect of the Company Interests; or

2.2.6.

take any action or enter into any agreement or arrangement (whether legally binding or not, or whether subject to any condition or whether becoming effective upon lapse or withdrawal of the Transactions) or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise, that would or would reasonably be expected to delay, impede or preclude the Meeting, the approval of any PRC Authority required in order to hold the Meeting or to seek the approval of the ParentCo shareholders of the Purchase Agreement and the consummation of the Transactions.

2.3

Each Obligor agrees that any Securities that such Obligor or Connected Shareholders purchase or otherwise acquire or with respect to which such Obligor or Connected Shareholders otherwise acquire voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Relevant Shares as of the date hereof. In the event of any stock split, reverse stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the Securities affecting the Relevant Shares, the terms of this Agreement shall apply to the resulting securities.

3.	BUYER’S REPRESENTATIONS

3.1	Buyer hereby represents and warrants to the Obligors that as at the date of this Undertaking:

3.1.1.	Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

3.1.2.

Buyer has the requisite power and authority to enter into, deliver, and to perform its obligations under, this Undertaking and any other documents to be executed by it pursuant to or in connection with the Transactions, and otherwise take all necessary actions to approve the Transactions and any related matters in connection with the Transactions.

3.1.3.

this Undertaking has been duly and validly executed and delivered by the Buyer and the execution, delivery and performance of this Undertaking by the Buyer, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Person and no other corporate or similar actions or proceedings on the part of such Person are necessary to authorize this Undertaking or to consummate the transactions contemplated hereby.

3.1.4.

the execution and delivery by the Buyer of this Undertaking does not, and the performance of Buyer’s obligations hereunder will not, violate any Law or require the Buyer to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Entity, except such filings and authorizations as may be required under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

3.1.5.

as of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against the Buyer or, to the knowledge of the Buyer, any other Person, or, to the knowledge of the Buyer, threatened against the Buyer or any other Person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by the Buyer of its obligations under this Undertaking or to consummate the transactions contemplated hereby on a timely basis.

4.	ADDITIONAL AGREEMENTS

4.1

Obligors agree not to commence, participate in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against ParentCo or any of its affiliates and successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Undertaking or the Purchase Agreement (including any claim seeking to enjoin or delay the closing of the Transaction), or (b) alleging a breach of any fiduciary duty of the Board of Directors of ParentCo in connection with this Undertaking, the Purchase Agreement, the Transactions or the transactions contemplated hereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2

The Obligors agree that from and after the date hereof and until the Termination Date, the Obligors shall not, and shall cause the Connected Shareholders not to take, any action that (a) would reasonably be likely to adversely affect or delay the ability to seek or obtain the Ninestar Shareholder Approval or the approval of any Governmental Entity or PRC Authority required for the transactions contemplated by the Purchase Agreement or to perform the covenants and agreements under this Undertaking, (b) would make any representation or warranty of the Undertaking herein untrue or incorrect, or (c) would have the effect of committing or agreeing to take any of the foregoing actions or any other action that would reasonably be expected to make any of the representations or warranties contained herein untrue or incorrect or would have the effect of preventing or otherwise materially delaying, impeding or impairing the Obligors from performing any of its obligations hereunder. The Obligors shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments that are necessary for performing their obligations under this Undertaking.

4.3

This Undertaking shall apply to the Obligors solely in their capacity as a stockholder of ParentCo and not in any Obligor’s capacity as a director, officer or employee of ParentCo or any of its Subsidiaries. Notwithstanding any provision of this Undertaking to the contrary, nothing in this Undertaking shall (or require any Obligor to attempt to) limit or restrict a director and/or officer of ParentCo or any of its Subsidiaries in the exercise of his or her fiduciary duties as a director and/or officer of ParentCo or any of its Subsidiaries or create any obligation on the part of any director or officer of ParentCo or any of its Subsidiaries from taking any action in his or her capacity as such director or officer.

5.	CONSENT

5.1

The Obligors consent to and hereby authorize Buyer to publish and disclose in all documents and schedules required to be filed (in Buyer’s sole discretion) with the SEC or any other Governmental Authority in connection with the Transactions, the Obligors’ and Connected Shareholders’ identity and ownership of the Relevant Shares, the existence of this Undertaking and the nature of the Obligors’ commitments and obligations under this Undertaking, and the Obligors acknowledge that Buyer may file this Undertaking or a form hereof with the SEC or any other Governmental Authority, in each case, subject to prior review and reasonable opportunity to review and comment by the Obligors (and their counsel) at the Obligors’ sole expense. The Obligors agree to promptly give Buyer any information it may reasonably request or require relating to the Obligors for the preparation of any such required disclosure documents, and the Obligors agree such information will not contain any untrue statement of a material fact or knowingly omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and further agrees to promptly notify Buyer of any required corrections with respect to any such written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

5.2

Except as permitted by Section 6.6 of the Purchase Agreement, the Obligors shall not, and shall not permit ParentCo to, issue any press release or make any other public announcement or public statement regarding this Undertaking, the Purchase Agreement or the transactions contemplated hereby or thereby without the prior written consent of Buyer, except as may be required by applicable Law; provided, that the Obligors shall provide reasonable prior written notice of any such disclosure required by applicable Law to Buyer and such notice shall include a copy of any such disclosure.

6.	GENERAL

6.1	No Ownership Interest.

Nothing contained in this Undertaking shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Relevant Shares. All rights, ownership and economic benefits of and relating to the Relevant Shares shall remain vested in and belong to the Obligors and Connected Shareholders, and Buyer shall not have the authority to direct the Obligors or Connected Shareholders in the voting or disposition of any Relevant Shares, except as otherwise expressly provided herein.

6.2	Confidential Information.

Each Party hereby acknowledges and agrees that the terms of Section 6.6 of the Purchase Agreement are hereby incorporated by reference. The obligations in this Section 6.2 shall survive the termination of this Undertaking.

6.3	Specific Performance.

The Parties agree that, if it fails to perform any of the undertakings or breaches any of its obligations set out in this Undertaking, the Parties to whom any such unperformed or breached obligation is owed shall be entitled to the remedy of specific performance and other equitable relief only, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the availability of specific performance of the obligations hereunder or any other injunctive relief set forth in this Section 6.3 shall be the sole and exclusive remedy of such Party, its Affiliates and their respective Non-Parties of whatever kind and nature, in Law, equity or otherwise, known or unknown, which such Persons have now or may have in the future, resulting from, arising out of or related to any breach of the obligations of the other Party contained in this Agreement, other than as a result of a Party’s actual fraud, intentional misrepresentation or willful breach of any of the terms of this Undertaking.

6.4	Assignment.

This Undertaking is personal to the Parties to it. None of the Parties shall assign, transfer, delegate, declare a trust of the benefit of or in any other way alienate any of its rights or obligations under this Undertaking whether in whole or in part.

6.5	Costs.

Except where this Undertaking provides otherwise, each Party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Undertaking.

6.6	Amendment.

An amendment to this Undertaking is only valid if it is in writing and signed by or on behalf of each Party.

6.7	Extension; Waiver.

At any time prior to the Closing, the Obligors and Buyer may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or acts of the other Parties hereunder; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party. No waiver by any of the Parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.8	Failure or delay in exercise of rights.

The failure to exercise or delay in exercising a right or remedy provided by this Undertaking or by law does not impair or constitute a waiver of the right or remedy or an impairment or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Undertaking or by law prevents further exercise of the right or remedy or, the exercise of another right or remedy.

6.9	Notice.

All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested), to the Obligors at the address specified on Annex I and for Buyer at the following address (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.9):

if to Buyer, to:

Xerox Corporation
201 Merritt 7
Norwalk, CT 06851
Telephone:	203-849-2324; 203-849-2317
Attention:	Greg Stein; Zach Henick
Email:	Greg.Stein@xerox.com
Zach.Henick@xerox.com

With a copy, which shall not constitute notice to:

Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor
Chicago, IL 60606
Attn:	Neill Jakobe; Zachary Blume; Janet Coscino
Email:	neill.jakobe@ropesgray.com
zachary.blume@ropesgray.com
janet.coscino@ropesgray.com

6.10	Interpretation.

The Parties have participated jointly in the negotiation and drafting of this Undertaking. This Undertaking shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. References in this Undertaking to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Undertaking shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Undertaking to Sections shall be deemed references to Sections of this Undertaking. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Undertaking refer to this Undertaking in its entirety and not to any particular Section or provision of this Undertaking. The words “written request” when used in this Undertaking shall include email. Reference in this Undertaking to any time shall be to Eastern Standard Time (EST) unless otherwise expressly provided herein. The word “or” shall not be exclusive. References to any “statute” or “regulation” are to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any “section of any statute or regulation” include any successor to such section. References to any PRC Authority or Governmental Entity include any successor to such PRC Authority or Governmental Entity, and references to any affiliate include any successor to such affiliate. Whenever the last day for the exercise of any right or the discharge of any duty under this Undertaking falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

6.11	Severability.

If at any time any provision of this Undertaking is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Undertaking; or (ii) the legality, validity or enforceability under the Law of any other jurisdiction of that or another provision of this Undertaking. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.12	Third-Party Beneficiaries.

The Parties hereto acknowledge and agree that the Company is an express third-party beneficiary of this Agreement, and as such the rights hereunder will inure to the benefit of and be enforceable by the Company, including but not limited to the right to fully enforce the Obligor’s obligations hereunder. Except for the Company, this Agreement is solely for the benefit of Buyer and the Obligor and shall not be deemed to confer upon any Person other than the Parties hereto any remedy, Claim, liability, reimbursement, cause of action or other right beyond any that exist without reference to this Undertaking.

6.13	Complete Agreement.

This Undertaking shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter.

6.14	Counterparts.

This Undertaking may be executed in any number of counterparts and by the Parties on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

6.15	Governing Law, Jurisdiction and Waiver of Jury Trial.

THE PROVISIONS OF THIS UNDERTAKING AND ALL MATTERS ARISING FROM, OR RELATING TO, THIS UNDERTAKING (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE IN THE UNITED STATES OF AMERICA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each Party hereto agrees that it shall bring any Proceeding with respect to any claim arising out of or related to this Undertaking or the transactions contained in or contemplated by this Undertaking, exclusively in the Court of Chancery of the State of Delaware sitting in New Castle County, Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or any other state court of the State of Delaware, in each case, sitting in New Castle County, Delaware (collectively, together with the appellate courts thereof, the

“Chosen Courts”), and solely in connection with claims arising under this Undertaking or the transactions that are the subject of this Undertaking (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto, (iv) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.9 of this Undertaking, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (i) nothing in this Section 6.15 shall prohibit any Party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (ii) each Party hereto agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS UNDERTAKING IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS UNDERTAKING, OR THE TRANSACTIONS CONTEMPLATED BY THIS UNDERTAKING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS UNDERTAKING BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.16	No Recourse.

This Undertaking may only be enforced against the Obligors and except for the availability of specific performance as set forth under Section 6.3 of this Undertaking, no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any Party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate (including the Obligors and Connected Shareholders) of any of the foregoing, including the Company (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties to this Undertaking or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Undertaking against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 6.16 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies against the Company available under the Purchase Agreement.

7.	TERMINATION

This Undertaking shall terminate immediately and all obligations under this Undertaking shall cease to be binding (other than those obligations and requirements under Section 6 (General) and Section 7 (Termination) which shall survive and remain in full force and effect) if:

7.1	the Ninestar Shareholder Approval is obtained;

7.2	the Purchase Agreement is validly terminated in accordance with its terms; or

7.3	the Parties hereto agree to terminate the Undertaking in a written agreement signed by each of the Parties.

The date of such termination as described in this Section 7 (the “Termination Date”).

The Undertaking is executed and delivered as a deed by the Parties hereto on the date stated at the beginning of this Undertaking.

The Individual Obligor

SIGNED SEALED and DELIVERED by	)
Dongying Wang	)
in his individual capacity
/s/ Dongying Wang	)
)
in the presence of:	)

Witness

Witness’s signature:	/s/ Yang Wei

Name:	Yang Wei

Occupation:	Deputy Director of Legal Department

Address:	No. 288 Renmin West Road, Xiangzhou District, Zhuhai City, Guangdong Province, P.R. China

The Undertaking is executed and delivered as a deed by the Parties hereto on the date stated at the beginning of this Undertaking.

The Corporate Obligor

SIGNED SEALED and DELIVERED by	)
Zhuhai Seine Technology Co., Ltd.	)

/s/ Dongying Wang
Name: Dongying Wang	)
Title: Chairman	)
in the presence of:	)

Witness

Witness’s signature:	/s/ Yang Wei

Name:	Yang Wei

Occupation:	Deputy Director of Legal Department

Address:	No. 128, Xingsheng 1st Road, Hengyuin New District, Zhuhai City, Guangdong Province, P.R. China

For and on behalf of
Xerox Corporation

/s/ Steven Bandrowczak
Name:	Steven Bandrowczak
Title:	Chief Executive Officer

Appendix 1

Status of Shareholding of the Relevant Shares

Name of direct shareholder	Address of direct shareholder	Number of shares of the ParentCo (“Relevant Shares”)	Number of the Relevant Shares Pledged	Whether the Relevant Shares are held through CCASS
Zhuhai Seine Technology Co., Ltd	No. 128, Xingsheng 1st Road, Hengqin New District, Zhuhai	410,093,916	15,956,923	Not applicable.
WANG Dongying	No. 288 Renmin West Road, Xiangzhou District, Zhuhai City, Guangdong Province	41,730,879	0	Not applicable.
LV Rusong	No. 2106, Jiuzhou Middle Road, Xiangzhou District, Zhuhai City, Guangdong Province	24,108,854	0	Not applicable.
YAN Wei	No. 2106, Jiuzhou Middle Road, Xiangzhou District, Zhuhai City, Guangdong Province	10,692,277	0	Not applicable.
YU Yiding	No. 176 Bailian Road, Jida, Xiangzhou District, Zhuhai City, Guangdong Province	6,558,688	0	Not applicable.